UNOFFCIAL ENGLISH TRANSLATION	EXECUTION VERSION

JANGBO CHI

SHULIAN WANG

BOHAI YU

AND

YANTAI NIRUI PHARMACEUTICAL CO., LTD.

YANTAI TIANZHENG PHARMACEUTICAL CO., LTD.

SHARE TRANSFER AGREEMENT

DATE: AUGUST 8, 2011

UNOFFCIAL ENGLISH TRANSLATION	EXECUTION VERSION

CONTENTS

Article 1	Definitions	2
Article 2	Target Shares	3
Article 3	Share Transfer Price and the Payment	3
Article 4	The Transfer of Target Shares and Transition Period	5
Article 5	Representations and Warranties	6
Article 6	The Covenants by the Sellers and the Purchaser	12
Article 7	Preconditions for Payment	16
Article 8	Indemnification	21
Article 9	Termination	21
Article 10	The Allocation of Taxes and Other Expenses	22
Article 11	Confidentiality	22
Article 12	Non-competition	23
Article 13	Force Majeure Event	24
Article 14	Miscellaneous	24
Schedule 1: List of Tangible Movable Assets		1
Schedule 2: List of Real Estate		2
Schedule 3: List of Intangible Assets		3
Schedule 4: Product List		4
Schedule 5: Employee List		5
Schedule 6: Financial Report		6
Schedule 7 (A): Compliance Certificate		7
Schedule 7 (C): Compliance Certificate		9
Schedule 7 (D): Compliance Certificate		10
Schedule 8: Deposit List		11
Schedule 9: Sales Agent List		12

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”) is entered into by and among the following parties on August 8, 2011 in Beijing, PRC.

(1)	Mr. Jangbo CHI (迟江波), a PRC resident with ID No. [ ] (“Party A”);

(2)	Ms. Shulian WANG (王树莲), a PRC resident with ID No. [ ] (“Party B”);

(3)	Mr. Bohai YU (于渤海), a PRC resident with ID No. [ ] (“Party C”, collectively with Party A and Party B, the “Sellers”, and each a “Seller”);

(4)
Yantai Nirui Pharmaceutical Co., Ltd., a wholly foreign owned limited liability company organized under the laws of the PRC with its registered office located at No. 6 South Guangchang Road, Laishan District, Yantai (the “Purchaser”); and

(5)
Yantai Tianzheng Pharmaceutical Co., Ltd., a limited liability company organized under the laws of the PRC with its registered office located at No. 9 Tianzheng Road, Laishan District, Yantai (the “Company”)

Each of the Sellers and the Purchasers shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

WHEREAS,

A.
The Company is a limited liability company incorporated on March 12, 2003 and validly existing under the laws of PRC. The registered capital of the Company is RMB 10,000,000. The legal representative of the Company is Jiangbo CHI. The business scope of the Company includes production of tablets, hard capsules and granules (operating in accordance with pharmaceutical production license, which shall be valid until December 31, 2015.

B.	The Sellers collectively hold 100% of the Company’s equity interests, of which Party A holds 60%, Party B holds 30%, Party C holds 10%.

C.
The Sellers agree to transfer 100% of the Company’s equity interests held by them to the Purchaser pursuant to the terms and conditions hereunder; and the Purchaser agrees to purchase the aforesaid 100% of the Company’s equity interest pursuant to the terms and conditions hereunder.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

The Parties hereby agree as follows:

Article 1 Definitions

Unless it is otherwise agreed, the following terms shall have the meaning set forth in this Aiticle:

1.1
“Affiliate”, for the purpose of this Agreement, an affiliate of a any person/entity means any company, partnership, joint venture or other entity or individual, controlled by, controlling, or under common control with such person/entity; where “control” in any of the foregoing forms means one individual/entity’s power of directly or indirectly leading or causing to lead the other individual/entity’s business acts or policies by holding voting securities, through contractual arrangement, or in other forms, or one individual/entity having direct or indirect influence on the other individual/entity’s economic interest by hiring the later to act as a director, employee, assistant, consultant, agent or else, or by establishing a partnership or similar business relations with the later.

1.2	“Effective Date” means July 1, 2011.

1.3	“Execution Date” means the execution date hereof.

1.4	“Target Shares” means 100% of the Company’s equity interest currently held by the Sellers.

1.5	“New Business License” means the business license issued to the Company by business registration authority reflecting the share transfer hereunder and other relevant matters.

1.6	“Transition Period” means the period of three (3) months from the Effective Date.

1.7
“Encumbrances” means any mortgage, pledge, lien, option, restriction, first-refusal right, preemption right, lease, conditional sale, third party right or interest, other limitation on rights or security interest in any forms, or other similar arrangement in any forms subject to third party rights.

1.8
“Intellectual Property” means all rights, whether they are protected, created or produced under PRC law, the other foreign jurisdiction laws or international treaties, arising from or relating to: (1) copyrights; (2) patents; (3) trademarks; (4) proprietary technologies; (5) domain names; (6) any other intellectual property, proprietary rights and the rights of a similar nature; and (7) all applications, registrations, permits and licenses for the rights related to above (1) - (6).

1.9	“Share Transfer Price” means the transfer price of the Target Shares as provided in Article 3.1 hereof.

1.10	“PRC” means the People’s Republic of China, solely for purposes of this Agreement, excluding the Special Administrative Regions of Hong Kong and Macau and the islands of Taiwan.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

1.11	“PRC Law” means any valid national, provincial or local laws, rules and regulations in PRC.

1.12	“RMB” means the Renminbi, the official currency of the PRC.

1.13	“US$” means United States Dollars.

Article 2 Target Shares

Subject to the terms and conditions hereof, effective as of the Effective Date, each Seller agrees to sell and transfer to the Purchaser, and the Purchaser agrees to purchase, directly or through an Affiliate of the Purchaser, 100% of equity interest of the Company owned by such Seller.  The respective equity interests in the Company owned by each Seller are as set forth in the recitals hereto.

Article 3 Share Transfer Price and the Payment

3.1
The Parties hereby agree that the Share Transfer Price shall be the RMB equivalent of US$35,000,000 in the aggregate (the “Share Transfer Price”) subject to the terms and conditions of this Agreement.  The Sellers will calculate their respective proportion of the Share Transfer Price in accordance with their respective shareholdings in the Company on the Effective Date.  For the purpose of calculation, the exchange rate of USD to RMB applicable to each Installment of Share Transfer Price shall be the median price of the USD to RMB buying rate and selling rate published by the People’s Bank of China on the date immediately before the payment date of such Installment.

3.2	The Purchaser shall pay the Share Transfer Price as set forth in above Article 3.1 in installments (each, an “Installment”) according to the following timeline:

3.2.1
The first Installment (the "Initial Installment"): On or before the tenth (10) calendar days after the Execution Date (the "First Payment Date"), provided that all the preconditions set forth in Article 7.1 are fully satisfied in the discretion of the Purchaser or waived by the Purchaser in writing, the Purchaser shall pay the Sellers the RMB equivalent of US$6,000,000, of which the RMB equivalent to US$3,600,000 shall be paid to Party A, the RMB equivalent of US$1,800,000 shall be paid to Party B, and the RMB equivalent of US$600,000 shall be paid to Party C.

3.2.2
The second Installment (“Second Installment”): The Purchaser shall pay to the Sellers the RMB equivalent to US$12,000,000 in one lump sum no later than the sixth month anniversary of the Execution Date, provided that all the preconditions as set forth in Article 7.2 have been fully satisfied in the discretion of the Purchaser or waived in writing by the Purchaser, and the payment date for the Second Installment shall be the “Second Payment Date”.  As of the Second Payment Date, the RMB equivalent to US$7,200,000 shall be paid to Party A, the RMB equivalent to US$3,600,000 shall be paid to Party B, and the RMB equivalent to US$1,200,000 shall be paid to Party C.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

3.2.3
The third Installment (“Third Installment”): The Purchaser shall pay to the Sellers the RMB equivalent to US$12,000,000 in one lump sum no later than the one year anniversary of the Execution Date, provided that all the preconditions as set forth in Article 7.3 have been fully satisfied in the discretion of the Purchaser or waived in writing by the Purchaser, and the payment date for the Third Installment shall be the “Third Payment Date”.  As of the Third Payment Date, the RMB equivalent to US$7,200,000 shall be paid to Party A, the RMB equivalent to US$3,600,000 shall be paid to Party B, and the RMB equivalent to US$1,200,000 shall be paid to Party C.

3.2.4
The fourth Installment (“Fourth Installment”): The Purchaser shall pay to the Sellers the RMB equivalent to US$5,000,000 in one lump sum no later than the eighteen month anniversary of the Execution Date, provided that all the preconditions as set forth in Article 7.4 have been fully satisfied in the discretion of the Purchaser or waived in writing by the Purchaser, and the payment date for the Fourth Installment shall be the “Fourth Payment Date”(together with the First Payment Date, the Second Payment Date and the Third Payment Date, each, a “Payment Date”).  On the Fourth Payment Date, the RMB equivalent to US$3,000,000 shall be paid to Party A, the RMB equivalent to US$1,500,000 shall be paid to Party B, and the RMB equivalent to US$500,000 shall be paid to Party C.

3.3	The Share Transfer Price as contemplated in above Article 3.3 shall be paid to the bank accounts designated by each of the Sellers in writing.

3.4
If the preconditions as set forth in Article 7 for any of the installments have not been fully satisfied in the discretion of the Purchaser or waived by the Purchaser in writing on or before the contemplated date provided in above Article 3.2, then the Purchaser shall pay such Installment in a lump sum on a date when such preconditions have been fully satisfied in the discretion of the Purchaser or waived by the Purchaser in writing.  The payment date for each of the Installments shall be the actual payment date.

3.5
In the event that the Purchaser fails to pay any of the Installments when due, such outstanding Installment shall be automatically converted into a two-year term loan (a “Default Loan”) which shall be owed by the Purchaser to the Sellers on the following terms.

3.5.1
Interest shall accrue on any Default Loan from the first day after the applicable Payment Date (the “Conversion Date”) until such Default Loan is paid in full (with interest) at the rate of six percent (6%) per annum.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

3.5.2
Interest on any Default Loan shall be payable on a calendar quarterly basis in arrears starting on the first day after the applicable Payment Date (with the first quarterly amount being a pro rata portion of the aggregate interest owed for the applicable quarterly period based on the number of days from the Payment Date to the end of such quarter).  Each Seller shall be entitled to its pro rata portion of any interest accrued on any Default Loan with reference to such Seller’s pro rata portion of any Installment.

3.5.3	Computations of interest on any Default Loan shall be made on the basis of a 360-day year of twelve 30-day months.

3.5.4
It is specifically understood and agreed that as long as such interest payments on any Default Loan are made on a timely basis and the outstanding principal and interest of any such Default Loan is paid in full within 2 years after the applicable Conversion Date, the Purchaser shall not be deemed in breach or default under this Agreement and shall continue to possess full control and legal ownership over the Target Shares.

3.5.5
Furthermore, even in the event of non-payment by the Purchaser of any principal or interest under any Default Loan, or in the event of any other breach or default by the Purchaser of this Agreement, the Sellers remedies against the Purchaser shall be limited solely to monetary damages, and in all instances the Sellers shall have no right to reclaim ownership of the Target Shares or demand that the Purchaser in any way revert control or legal ownership over the Target Shares back to the Sellers.

Article 4 The Transfer of Target Shares and Transition Period

4.1
The Transfer of Target Shares. The Parties hereby agree that the ownership of 100% of the Target Shares and any rights and interests related to or derived from the ownership shall be transferred from the Sellers to the Purchaser as of the Effective Date, and shall be solely enjoyed by the Purchaser thereafter.  The Sellers shall cause the Company to issue shareholders certificates to the Purchaser as of the Effective Date, and register the Purchaser on the Company’s register of shareholders and take all other actions required under PRC law to evidence the ownership by the Purchaser of 100% of the equity interests in the Company.

4.2
Preparation and Delivery of Document. Before the First Payment Date, the Sellers shall, and shall cause the Company and its legal representative, directors, employees, etc. to (i) execute and prepare all the required documents for the change of registration with Administration of Industry and Commerce (“AIC”) reflecting the share transfer hereunder, including but not limited to any consent letters, resolutions with respect to the share transfer hereunder which shall be executed by the Sellers or/and the Company, the Company’s legal representative, directors or employees, and any other documents required by the AIC for the change of registration related to the share transfer hereunder, (ii) duly submit to competent AIC all the documents necessary for the completion of AIC registration regarding the share transfer before the First Payment Date, and (iii) deliver all the licenses, company chop, contract chop, finance chop, bank account materials and etc. that are related to the operation of the Company to the person designated by the Purchaser.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

4.3
Check and Delivery of the Assets and Contracts on Payment Date.  On each of the Payment Date, the Purchaser shall have the right to check and examine the tangible movable assets, real estates, intangible assets and Operational Contracts described in Article 5.1.13, Article 5.1.14, Article 5.1.15 and Article 5.1.16 hereunder, and the Sellers shall provide all necessary assistances.   In addition, on or before each of the Payment Date, the Sellers shall deliver all the information and documents relevant to the foregoing assets and contracts of the Company to the Purchaser (except for those excluded from this Agreement as otherwise agreed by the Parties in writing), for the purpose of ensuring the transfer of the assets and contracts to the Purchaser.

4.4
The Transition Period. The three-month period from the Effective Date is the Transition Period. During the Transition Period, the Sellers shall (i) coordinate and deal with all the matters of the Company in line with the instructions of the Purchaser; (ii) ensure the Purchaser’s opportunities to review all the Operational Contracts (as defined in Article 5.1.16) to be matured within six months following the Effective Date, and, according to the Purchaser’s instructions, renew or prolong those Operational Contracts as selected in writing by the Purchaser for a period no less than one year after the Effective Date in terms and conditions no less favorable to the Company than those commercial terms provided in the original contracts; (iii) procure the Company to renew the labor contracts and corresponding confidentiality agreements with all its employees with a termination date no earlier than the first anniversary of the Effective Date.

Article 5 Representations and Warranties

5.1	The Sellers hereby, collectively and respectively, represent and warrant to the Purchaser, as of the Effective Date and each Payment Date, as follows:

5.1.1
The Seller’s legal titles to the Target Shares. The Sellers are natural persons having full civil capacity. Party A legally holds 60% of the Company’s equity interest, Party B legally holds 30% of the Company’s equity interest, and Party C legally holds 10% of the Company’s equity interest. Each of the Sellers is the sole legal owner of the Target Shares held, and has the complete rights to legally transfer such Target Shares.

5.1.2
Free of defects.  There are no Encumbrances attached to the Target Shares, to the Seller’s knowledge, there are no pending, threatened or potential dispute, claim, action, arbitration, enforcement, administrative procedures or other legal procedures with respect to any aspect of the Target Shares.

5.1.3
Free of barriers.  To the knowledge of the Sellers, no matters will or may cause any delay, limitation or obstruction of the Seller’s performance of the obligations hereunder or the Purchaser’s full use and ownership of the Target Shares.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

5.1.4
Authorization; Effectiveness.  Each of the Sellers has all necessary powers and rights to execute and performance this Agreement.  This Agreement will constitute a legal, valid, binding and enforceable document to each of the Sellers once it comes into force.

5.1.5
Organization and good standing.  The Company is a limited liability company duly incorporated and validly existing under PRC laws and in good standing.  The Company is qualified to carry out all the businesses as set for the in its business license in accordance with PRC laws.

5.1.6
No conflict.  Neither the execution or delivery of this Agreement by the Sellers, nor the performance of obligations hereunder by the Sellers will (i) result in any violation of PRC laws; (ii) conflict with articles of incorporation or other organizational documents of the Company; (iii) violate, or breach any contracts or other documents to which the Sellers are a party or which is binding to the Sellers; (iv) result in violation of any conditions which impact the granting and/or validity of any licenses or permits issued to the Company; or (v) cause any licenses or permits  obtained by the Company to be suspended, revoked or subject to additional conditions.

5.1.7
Approvals and permits.  The Company has obtained all the necessary or applicable approval (including but not limited to government approval) and permits which are required for legally operating any of its businesses.  Each of these approvals or permits is fully effective and binding, has qualified on annual inspection or other inspection required for such approvals/permits held by government authorities, to the knowledge of the Sellers, is free of any existing or potential administrative procedures or other procedures which suspend, terminate, revoke, cancel, restrict or impact the aforesaid approvals/permits; The Company has never received any written or oral notice from any government authorities indicating that the Company has violated any requirement under such approvals or permits, and the Company is free of any fines or penalties payable by the Company related to or due to its violation of any of the aforesaid approvals or permits.

5.1.8
Foreign investment and branches.  The Company has not set up any branches or held equity interests in other entities or organizations, and there are no escrows or contractual arrangements in relation to the Company’s equity interests.

5.1.9
Financial information.  Before the Effective Date hereof, the Sellers have provided the Purchaser with financial statements, financial reports and financial documents as of December 31, 2010 as listed in Schedule 6 attached hereto (collectively, the "Financial Report").  The Financial Report shall include all the relevant and substantial financial information of the Company.  The corporate financial information disclosed by the Financial Report as of the date thereof shall be true, accurate and complete in all respects, and is consistent with U.S. general accepted accounting principles.  The Financial Report has not left out any funds, assets or liabilities of the Company, and has fully and properly reflected all the corporate capital accumulation and/or utilization of the Company.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

5.1.10
No Undisclosed Liabilities and Contingent Liabilities.  The balance sheet (the "Balance Sheet") included in the Financial Report provided to the Purchaser by the Company has completely and accurately described all the existing and reasonable foreseeable loans, debts, liabilities and guarantees as of the issuance date of the Financial Report, including but not limited to the outstanding loans borrowed from any Sellers and/or any third parties.  In addition to the liabilities reflected in the Balance Sheet, there are no any other liabilities relating to or affecting the Company, the Company’s assets and property.  Moreover, the Company does not act as guarantor, compensator, warrantor or other obligor for any Sellers or any liabilities of any third party, and has provide no guarantees for any Sellers or any liabilities of any third party.

5.1.11
No Insolvency.  There are no orders, requests or decisions demanding a liquidation of the Company, no mortgage, enforcement of judgment or summons against the Company’s assets.  There are no circumstances of insolvency or bankruptcy of the Company, or any requests demanding the Company to reimburse any maturing debts.

5.1.12
Taxes and Fees.  The Company has paid all the taxes due and payable according to the provisions of national, provincial and local tax authorities, and has paid all charges and fees; take into consideration of all legally taxable items, tax exemption or tax preference, there are no necessary to pay any overdue taxes or penalties arising from any violation of tax laws, regulations and requirements by the Company.

5.1.13
Tangible Movable Assets.  The Sellers have provided the Purchaser a list of tangible movable assets which the Company owned on April 1, 2011 or has a right to use pursuant to relevant agreement (whether oral or written agreement) though the Company does not have legal titles (the “List of Tangible Movable Assets”) attached hereto as Schedule 1.  The List of Tangible Movable Assets has truly, accurately and completely set forth all tangible assets owned and being used by the Company as of the Effective Date, which are necessary for, substantial for or related to the Company’s normal business operation (“Tangible Movable Assets”), including but not limited to all the facilities related to the Company’s operation of its business, office equipment, vehicles used by the Company, as well as all the inventories of the Company as of the Effective Date (values and payment status of which shall be indicated in writing by the Sellers).  Except for otherwise clearly stated in Schedule 1, the Company is the legal owner and user of such Tangible Movable Assets, and such Tangible Movable Assets are not subject to any restrictions of rights and are in good and workable conditions (except for normal wear and tear).  The Company’s using of the Tangible Movable Assets complies with PRC laws in all respects.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

5.1.14
Real Estate.  The Sellers have provided the Purchaser a list of real property which the Company owns on the Effective Date or has a right to use pursuant to valid and binding agreements (whether oral or written agreement) or land use certificates under PRC law, though the Company does not have legal title (the “List of Real Estate”) attached hereto as Schedule 2.  The List of Real Estate has truly, accurately and completely set forth all real estate owned and used by the Company as of the Effective Date, which are necessary for, substantial for or relevant with the Company’s normal business operation (“Real Estate”).  Except for otherwise clearly stated in Schedule 2, the Company has legal right to hold, possess, or lease the aforesaid Real Estate in line with the List of Real Estate, and the Company’s possession and use of such Real Estate is free of any Encumbrances and complies with PRC laws in all respects.

5.1.15
Intangible Assets.  The Sellers have provided the Purchaser a list of intangible assets which the Company owns on the Effective Date or has a right to use pursuant to relevant agreement (whether oral or written agreement) though the Company does not have legal titles (the “List of Intangible Assets”) attached hereto as Schedule 3.  The List of Intangible Assets has truly, accurately and completely set forth all intangible assets owned and used by the Company as of the Effective Date, which are necessary for, substantial for or relevant with the Company’s normal business operation (“Intangible Assets”), including but not limited to all the Drug Approval Numbers and other rights afforded by the Food and Drug Administration of China or other PRC government entities to manufacture and distribute each of the pharmaceutical products sold by the Company as well as all domain names, trademarks, marks, enterprise names, software and source code possessed or used in the Company’s operation, customers database or other customers data, information and materials occurred, edited and/or produced during the Company’s operation, other materials and information to which the Company holds copyrights or licensing right, any business secrets and know-how possessed or used in the Company’s operation, and other intellectual property possessed or used in the Company’s operation.  The Company has legal title or use rights to the Intangible Assets, the possession and/or using of the such Intangible Assets has never infringed the intellectual property and other legal rights of others, and the Company has never received any charges, letters or notices alleging that the Company or its representatives, manage staffs or employees have infringed others’ intellectual property.  To the knowledge of the Sellers, there are no facts or legal basis that may cause such infringement.  As to the Intangible Asset to which the Company holds Intellectual Property rights (“Corporate Intellectual Property”), the Company holds entire valid right, title and interest in such Intangible Assets, and is free from any liens, Encumbrances and restrictions.  The Company has not allowed or authorized any of the Sellers or any third parties to use the Corporate Intellectual Property.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

5.1.16
Operational Contracts.  All the contracts between the Company and any of its customers, suppliers, distributors, vendors, other commercial partners, employees the Sellers, or any Affiliates of the Sellers which are valid or effective as of the Effective Date, and important business, assets and financing contracts relevant with the Company’s operation and business (collectively the “Operational Contracts”) are valid, effective, binding and enforceable to the contracting parties (including the Company), and the Company and the other parties thereto have not breached the Operational Contract in their performance.  The Sellers have provided true, complete and accurate copies of all Operational Contracts to the Purchaser.  The Company will not incur any liabilities due to its breach of or failure to perform under any Operational Contract during the Transition Period; the Operational Contracts do not include any exclusive, non-competition or restriction provisions limiting or preventing the Company in any aspects from conducting its business as presently conducted or entering into agreement with any third party on terms and conditions desired by the Company.

5.1.17
Products and Inventories.  The Sellers have provided the Purchaser a list of products and inventories (“Product List”).  The Product List has truly, accurately and completely set forth all medicines currently produced by the Company and the Drug Approval Numbers of the medicines (“Medicine in Process”), the medicine planned to be produced, and the inventories of all medicines.  The Company will not cease to produce or downsize the production scale of the Medicine in Process.  To the knowledge of the Company, the Medicine in Process will not be subject to any obstruction or restriction, and the Drug Approval Numbers will not be revoked or declared invalid.

5.1.18
Guarantee.  The services and products provided by the Company before the expiration of the Transition Period shall meet all relevant contractual obligations and all express or implied warranties.  The Sellers shall indemnify the Company against any damages incurred from any breaching of the abovementioned express or implied warranties by providing services or selling products before the expiration of the Transition Period.

5.1.19
Employee Issues.  The Sellers have provided the Purchaser a list of employees of the Company (“Employee List”) attached hereto as Schedule 5.  The Employee List has truly, accurately and completely set forth all employees having labor relationship with the Company as of the Effective Date (“Employees”) and their names, department, employment date, and execution status of the labor contracts.  The Company has entered into formal labor contracts with all the Employees and confidentiality agreements with all the Employees who possesses or use any intellectual property held or used by Company; the Company has complied with all the laws and regulations related to the employment or engagement with the Employees, including but not limited to PRC laws with respect to labor contracts, salaries, working time, statutory social insurance and benefits, and etc.; there are no disputes, controversies or legal procedures against or influencing the Company, relevant with the Employees, or to the knowledge of the Sellers, might be filed by or in relation to any of the Employees.  The Companies will not suffer any damages or losses due to its violation of any aspect of the PRC labor law before the expiration of the Transition Period.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

5.1.20
Legal and Administrative Procedures.  There are no legal or administrative procedures against or influencing the Company, any of the Company’s assets, rights, licensing rights, operation or business, which are pending, or to the knowledge of the Sellers, threatened to be filed; there are no events, conditions or circumstances which may directly or indirectly result in such legal or administrative procedures or constitute a basis for such legal or administrative procedures; the Company has been in full compliance with all legal requirements applicable to its business operation or asset management; there are no events, conditions or circumstances, based on reasonable anticipation, constituting or causing the violation of the foregoing provisions; the Company has never received any notices from anyone (including any governmental authorities) relevant with the violation of any laws and regulations by the Company.

5.1.21	Compliance with Laws. The Company has not violated any PRC laws, including but not limited to any laws related to the business operations, tax or labor issues of the Company.

5.1.22
Related Party Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, equity holders (including the Sellers), customers or suppliers of the Company on the other hand which have not been disclosed in full detail to the Purchaser.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the Sellers or the officers or directors of the Company or any member of their respective immediate families.

5.1.23
No Broker Fees.  Neither the Company nor any of the Sellers has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  The Sellers shall indemnify and hold the Purchaser and its Affiliates harmless and shall pay for any such fee or commission.

5.2	The Purchaser hereby makes the following representations and warranties on the Effective Date to the Sellers:

5.2.1	Valid Existing. The Purchaser is an entity legally established and validly existing under PRC laws.

5.2.2
Authorization; Effectiveness.  The Purchaser has all necessary power and capacity to execute and perform the obligations under this Agreement.  Once this Agreement come into force, it will constitute legal, valid and binding document and shall be enforceable against the Purchaser pursuant to the provisions hereof.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

5.2.3
No conflict.  Neither the execution and delivery of this Agreement by the Purchaser, nor the performance of this Agreement by the Purchaser will violate any contract or document to which the Purchaser is a party or which is binding to the Purchaser.

5.3
The Continuity of Representations and Warranties.  Any representations and warranties hereunder shall remain in force after the execution of this Agreement and completion of the share transfer hereunder.

Article 6 The Covenants by the Sellers and the Purchaser

6.1	The Covenants by the Sellers

6.1.1
Covenant as of the Expiration of the Transition Period.  From the Effective Date to the expiration date of the Transition Period, the Sellers jointly and separately covenant to the Purchaser as follows:

6.1.1.1.
Except for otherwise stipulated in this Agreement or consented by the Purchaser in writing, the Sellers shall cause the Company to: (i) operate the business in accordance with the former common practice and prudential business practice during the normal operation, and normally cooperate with the existing and potential suppliers or business cooperators; (ii) for the Company's interests, make the best efforts to maintain all assets of the Company, including but not limited to the assets listed in the Schedules hereto; (iii) except for otherwise instructed by the Purchaser in writing, maintain the relations between the Company and suppliers, customers, employees related to the Company’s business, and (iv) comply with all applicable PRC and U.S. legal requirements.

6.1.1.2. Without limitation to the above provisions, without the prior written request or consent by the Purchaser, the Sellers shall procure the Company not to:

(1)	take any actions that may lead to, based on reasonable expectations, failures of satisfaction of any preconditions as provided in Article 7.1 up to the First Payment Date;

(2)	take any action /omission which is sufficient to adversely affect the business, operations, financial condition and assets of the Company;

(3)
sell, transfer, mortgage or dispose in any manners of any assets of the Company (including tangible and intangible assets), business, income, and legal or beneficial interest (except for assets excluded by the Parties in writing), or set or permit to set any other Encumbrances upon any assets of the Company;

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

(4)	combine with any other Party, or purchase assets of any other Party, or invest to any other Party;

(5)
occur, inherit, or incur any liabilities after the issuance date of the Financial Report, however liabilities arising from normal or ordinary operation of business not in excess of RMB100,000 (excluding liabilities occurred through loans or contingent liabilities arising from  financial guarantees provided by the Company to any third party or any Seller), and liabilities disclosed to and agreed by the Purchaser in writing shall be excluded;

(6)
enter into any material contract (for purposes of this provision, a contract valued more than RMB100,000, or related to intellectual property rights of the Company shall be deemed as a material contract);

(7)
employ or dismiss any Employees within the Company, increase the compensation of its Employees, establish or adopt any new employee benefit plan, or pay any bonus , benefits or other direct or indirect compensation to Employees (except that the adjustments of compensation and benefits are consented by the Purchaser in writing)

(8)	distribute dividends to any of the Company’s shareholders (including the Sellers) in any form.

6.1.2
Further Warranty. The Parties agree that, for the purpose of performing any provision hereunder (including but not limited to any payment conditions), they will provide all necessary documents and assistances, and execute all required documents and instruments. The Sellers agree that they shall cause the Company to take all necessary measures and execute required documents and instruments, for the purpose of performing any provision hereunder (including but not limited to any payment conditions),

6.1.3	Inspection Right and Right to be Informed

6.1.3.1.
The Sellers shall assist the Purchaser in obtaining the information with respect to the finance, operation and/or business and other aspects that is reasonably required by the Purchaser before each  Payment Date.  The information right hereunder granted to the Purchaser and the Purchaser’s access to the information shall not in any way influence or limit any representations or warranties made by the Sellers hereunder.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

6.1.3.2.
Additionally, the Sellers shall immediately inform the Purchaser of any events or acts related to the Target Shares, assts, business and/or income of the Company occurred or likely to occur, which include but is not limited to:

6.1.3.2.1	the amendment of the Company’s Articles of Association or other matters registered with the AIC;

6.1.3.2.2
the execution of any contracts by the Company relating to intellectual property right to change the ownership of the Company’s intellectual property (including but not limited to transfer and donation), license others to use the Company’s intellectual property, or be licensed by others to use their intellectual property;

6.1.3.2.3
any possible consultations, negotiations with any third party other than the Purchaser about, or entering into agreements relating to, the disposal of the Company’s assets valued at more than RMB100,000 (including but not limited to the transfer, lease, cooperation, mortgage or other behaviors that may change the legal status of the Company’s assets);

6.1.3.2.4	any lawsuits, arbitrations or administrative procedures.

6.1.3.3.
The Sellers shall assist the Purchaser to accomplish the due-diligence investigation on the Company, which includes but is not limited to the due-diligence investigation on intellectual property, business, assets, accounts, finance, employees, employees’ resumes, legal affairs, company structure and external contracts.  During the process of due-diligence investigation by the Purchaser, the Sellers shall, at the request of the Purchaser and consultants engaged by the Purchaser, timely provide to the Purchaser or consultants engaged by the Purchaser with documents, evidences, information, records which are true, accurate, complete and objective.

6.1.4
The Amendment to the Registration with the AIC.  Each Seller shall, after the Effective Date of this Agreement, make the best effort to obtain or procure the Company to obtain the business registration and New Business License necessary for the consummation of the transaction hereunder within the shortest practical time permitted by the PRC law.  In the event that other written documents are requested by the AIC at the domicile of the Company during the procedure of the amendment of the registration with the AIC, the Sellers shall unconditionally assist in providing and/or executing documents necessary for the AIC registration (referred to hereinafter as “AIC Documents”).  To avoid any doubts, each Party acknowledges that this Agreement shall prevail if the AIC Documents deviate from this Agreement in matters related to the share transfer contemplated hereunder.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

6.1.5
Legal Compliance. Each Seller and the Company hereby warrant to the Purchaser that the Sellers and the Company shall use their best efforts to comply with all applicable PRC or foreign national, state, provincial or local laws, rules and regulations and provide such assistance as required by the Purchaser or any of its Affiliates in order for the Purchaser or such Affiliate to remain in compliance with its requirements under any applicable PRC or foreign laws, rules and regulations.

6.1.6
Public announcement.  None of the Parties or their respective representatives shall, without obtaining prior written consent of other Parties, release news or announcements relating to the transaction hereunder, except that the Purchaser or any Affiliate of the Purchaser may make such announcements or disclosures as are required by law.

6.1.7
Negotiation with the Purchaser. Subject to Article 6.1.1.2 hereof, before the expiration of the Transition Period, the Sellers shall, and shall procure the Company to, promptly inform the Purchaser of, and negotiate with the Purchaser regularly about, the following affairs: significant development or decisions relevant to the management of the Company’s business and assets which includes but is not limited to any important new contracts or transactions planned to be executed, the recruitment or unemployment plan, and any other important development relevant to the business of the Company.

6.1.8
Employee Arrangement.  The transaction hereunder shall not influence the labor contract, confidentiality agreement, non-competition agreement, intellectual property ownership agreement between the Company and existing employees, management teams existing as of the Effective Date, with the compensations, responsibilities of the existing employees and management teams principally remaining unchanged.  The Parties agree that, the Purchaser and the Sellers will negotiate on and collectively determine the recruitment, unemployment, salary adjustment and other issues within the Transition Period.

6.1.9
Substantial Assets and Operational Contracts.  The Sellers hereby warrant to the Purchaser that, from the Effective Date to the expiration of Transition Period, without obtaining a written consent of the Purchaser, they will ensure the Company not to dispose any tangible movable assets, real estate or intangible assets in any manner (except for the assets excluded from this Agreement as agreed by the Parties in writing and the ordinary assets disposal relevant with daily operation of the Company), or amend or terminate any Operational Contracts under Article 5.1.16 unless the Purchaser requires to terminate, amend, alternate or supplement the Operational Contracts or prolong the Operational Contracts pursuant to Article 4.4(2).

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

6.1.10
Deposits.  The Sellers acknowledge and warrant that, among the deposit, advance payment, frozen fund or other similar amount that are paid to any third parties in the Company’s name and counted into “other receivables” under the financial statement before the Effective Date (generally referred to as “Deposits”), only the deposit item and the amount as listed in Schedule 8 attached hereto can be calculated into the liquid assets of the Company.

6.2	The Commitment of the Purchaser

6.2.1	The Purchaser commits to make relevant payment to the Sellers on time in compliance with Article 3.2 hereof.

6.3	Effectiveness. The commitments under this Article 6 shall survive the Effective Date hereunder forever.

Article 7 Preconditions for Payment

7.1
Preconditions for the First Installment by the Purchaser.  The Purchaser shall pay the First Installment of the Share Transfer Price on the First Payment Date only upon the consummation of the following preconditions (any of which may be waived in writing by the Purchaser):

7.1.1
Formal Execution of Transaction Documents.  The Sellers and the Purchaser have legally executed all the contracts, agreement and relevant documents necessary for the transfer of the Target Shares, including but not limited to other legal documents necessary for the registration of the share transfer hereunder as required by this Agreement and the AIC.

7.1.2	Accuracy of Representations and Warranties. The representations and warrants made by the Sellers are true and correct as of the First Payment Date.

7.1.3
Performance of Obligations and Compliance with Commitments. The Sellers have performed or complied with the commitments and covenants which shall be fulfilled or complied with on or before the First Payment Date hereunder.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

7.1.4
No Legal Procedures.  There are no legal, supervisory or administrative procedures being instituted or threatened by any persons, which may, according to the reasonable discretion of the Purchaser, (i) possibly cause the consummation of the transaction hereunder to be wholly or substantially prohibited, limited, or otherwise hindered, (ii) object, claim against or remedy for the transaction in other manners, (iii) restrict or impose conditions on the transaction, or (iv) interfere the transaction in other aspects.

7.1.5
No Legal Restrictions.  There are no effective laws that may prohibit or restrict the consummation of the transaction contemplated hereby, or may have any other negative impact on all or part of the legal capacity of the Company to possess, manage or control the main business or assets.

7.1.6
Due-diligence Investigation. The Purchaser shall have accomplished all the due-diligence investigation on operational, legal and financial aspects of the Company and the Target Shares (including but not limited to due diligence investigation on intellectual property, business, assets, account, finance, employees, employees’ resumes, legal affairs, company structure and external contract), and shall be satisfied with the result of such due diligence, any rectification required by the Purchaser has been made satisfactorily to the Purchaser.

7.1.7
Accomplishment of AIC Registration.  The Purchaser shall have been registered as the legal shareholder holding 100% of the Company’s equity interest by the AIC at the domicile of the Company.  The new Articles of Association or the amendment to the Articles of Association executed by the Purchaser and any directors, supervisors, legal representative, and other management staffs (if any) appointed by the Purchaser shall also have been registered with the AIC at the domicile of the Company, and the Sellers shall have delivered to the Purchaser the original of newly-issued business license (including the original and its duplicate) reflecting the share transfer.

7.1.8
Renewal of Licenses.  The Company has duly renewed or amended all the licenses, qualifications necessary for the normal operation of the Company, and to the knowledge of the Company such license, qualification will not be cancelled, revoked, announced invalid or expired within one year after the Effective Date.  Especially, the Business License, Tax Registration Certificate, Organization Code Certificate, Pharmaceutical Production License and Medicines GMP Certification have been renewed, and the business scope stating “operate business according to Pharmaceutical Production License, which will be valid until December 31, 2010” described in the Business License and Tax Registration Certificate has been amended based on the renewal of the Pharmaceutical Production License..

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

7.1.9
Sales Agent.  The Company has renewed the Sales Agent Agreements for another one year with the sales agents listed in Schedule 9 attached hereto, with the terms and conditions no less favorable than the existing Sales Agent Agreements.

7.1.10
Internal Approval Procedures and the Company’s Articles of Association.  The Shareholders’ Meeting of the Company has formally adopted the shareholders’ resolution and/or board resolution and approved the transactions of the Target Shares to the Purchaser and the corresponding amendment to the Company’s Articles of Association, with each Seller’s written waiver of any first refusal rights to the Company’s shares held by other Sellers.  The Shareholders’ Meeting and/or the Board of Directors (as applicable pursuant to the Company’s Article of Association) shall have adopted a written resolution approving this transaction.

7.1.11
Approvals and Consents by Third Parties.  The transaction hereunder has been approved, permitted, or authorized (if required) by the government authorities; has been consented by all relevant third parties, such consents include but are not limited to: the written consent of the Rural Credit Cooperative Association of Yantai City Laishan District according to the loan contract between the Company and the Rural Credit Cooperative Association of Yantai City Laishan District on August 19, 2010, the written consent of sales department of Evergrowing Bank Yantai Branch according to the loan contract between the Company and the aforesaid sales department of Evergrowing Bank Yantai Breach on March 25, 2010.

7.1.12	Compliance with Certificates. The Purchaser has received the certificates executed by the Sellers in the form and contents complying with the documents listed in Schedule 7 (A).

7.1.13
Party A Agreements. As a key employee of the Company, Party A has executed the labor contract, confidentiality agreement, intellectual property ownership agreement and non-competition agreement satisfactory to the Purchaser, with the term of labor contract, confidentiality agreement, intellectual property ownership agreement no less than five years and the term of non-competition agreement no less than two years.

7.1.14	No Material Adverse Change. As of the First Payment Date, there are no material adverse changes in legal, financial, business aspects of the Company.

7.2
Preconditions for the Payment of Second Installment by the Purchaser. The Purchaser shall pay the Second Installment of the Share Transfer Price only upon the consummation of the following preconditions:

7.2.1
Consummation of the Preconditions for the First Installment.  All the preconditions provided in Article 7.1 hereof shall have been satisfied in the discretion of the Purchaser or waived in writing by the Purchaser.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

7.2.2
Appropriate Fulfillment of Obligations in the Transition Period.  The Transition Period has expired, and the Sellers shall have appropriately fulfilled the obligations in the Transition Period provided in Article 4.4.

7.2.3	Accuracy of Representations and Warranties. The representations and warranties made by the Sellers are true and correct, and have not been breached by the Sellers as of the Second Payment Date.

7.2.4
Performance of Obligations and Compliance with Covenants.  The Sellers have performed or complied with the commitments and covenants which shall be fulfilled or complied with on or before the Second Payment Date hereunder.

7.2.5	Compliance with Certificates. The Purchaser has received the certificates executed by the Sellers in the form and contents complying with the documents listed in Schedule 7 (B).

7.2.6	No Material Adverse Change. As of each of the Second Payment Date, there are no material adverse changes in legal, financial, business aspects of the Company.

7.3
Preconditions for the Payment of Third Installment by the Purchaser. The Purchaser shall pay the Third Installment of the Share Transfer Price only upon the consummation of the following preconditions:

7.3.1
Consummation of the Preconditions for the Second Installment.  All the preconditions provided in Article 7.1 and Article 7.2 hereof shall have been satisfied in the discretion of the Purchaser or waived in writing by the Purchaser.

7.3.2
Renewal of Certificates and Licenses.  The Sellers shall have amended or reapplied every certificates and licenses of the Company, provided that such amendments or reapplications are necessary for the consummation of the transaction hereunder, and the originals of the amended or newly-issued certificates and licenses (including the originals and their duplicate) have been duly delivered to the Purchaser.

7.3.3	Accuracy of Representations and Warranties. The representations and warrants made by the Sellers are true and correct, and have not been breached by the Sellers as of the Third Payment Date.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

7.3.4
Performance of Obligations and Compliance with Covenants.  The Sellers have performed or complied with the commitments and covenants which shall be fulfilled or complied with on or before the Third Payment Date hereunder.

7.3.5	Compliance with Certificates. The Purchaser has received the certificates executed by the Sellers in the form and contents complying with the documents listed in Schedule 7 (C).

7.3.6	No Material Adverse Change. As of each of the Third Payment Date, there are no material adverse changes in legal, financial, business aspects of the Company.

7.4
Preconditions for the Payment of Fourth Installment by the Purchaser. The Purchaser shall pay the Fourth Installment of the Share Transfer Price only upon the consummation of the following preconditions:

7.4.1
Consummation of the Preconditions for the Third Installment.  All the preconditions provided in Article 7.1, Article 7.2 and Article 7.3 hereof shall have been satisfied in the discretion of the Purchaser or waived in writing by the Purchaser.

7.4.2	Accuracy of Representations and Warranties. The representations and warrants made by the Sellers are true and correct, and have not been breached by the Sellers as of the Fourth Payment Date.

7.4.3
Performance of Obligations and Compliance with Covenants.  The Sellers have performed or complied with the commitments and covenants which shall be fulfilled or complied with on or before the Fourth Payment Date hereunder.

7.4.4	Compliance with Certificates. The Purchaser has received the certificates executed by the Sellers in the form and contents complying with the documents listed in Schedule 7 (D).

7.4.5	No Material Adverse Change. As of each of the Fourth Payment Date, there are no material adverse changes in legal, financial, business aspects of the Company.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

Article 8 Indemnification

8.1
In the event that any Party breaches of any warrants, covenants hereunder or any laws and regulations, or fails to make true representations hereunder, which causes the non-breaching Party to incur or suffer any expenses, claims, damages, liabilities or losses (including but not limited to any anticipated profit loss that can be proved by specific and reasonable evidence by the non-breaching Party) (collectively, “Losses”), the breaching or misrepresenting Party shall indemnify, hold harmless and compensate on demand the non-breaching Party against all and any such Losses (including but not limited to the loss of any interest or attorney’s fees).  The indemnification and compensation hereinabove shall be equivalent to the total amount of all and any actual Losses incurred to the non-breaching Party and anticipated interest deprived from the non-breaching Party arising from the aforesaid breach and misrepresentation.

8.2
The non-breaching Party shall be entitled to interest at an interest rate based on the announced rate of short-term deposit in the same period set by the People’s Bank of China as of the date the breaching Party fails to pay or delays the payment of all of or any part of the Losses for which it is responsible to the date the breaching Party made such payment.  In addition, in the event that the Sellers fail to submit all necessary registration materials to the AIC for the Share Transfer according to Clause 4.2 hereinabove by the First Payment Date, the Purchaser shall be entitled to the interest with the interest rate of 0.02% per day on the Share Transfer Price calculated from the First Payment Date, and shall have the right to make the payment of any Installment according to this Agreement, with the compensation amounting till the date of payment deducted.

Article 9 Termination

9.1	This Agreement shall terminate upon the occurrence of any following events:

9.1.1	All Parties agree to terminate in writing through negotiation.

9.1.2
In the event that any Party materially breaches or fails to perform any provision hereunder, the non-breaching Party may give written notice to the breaching Party requesting immediate cure and rectification of such breach or failure.  In event that the breaching Party fails to take measures to cure and rectify satisfactorily to the non-breaching Party within 60 days as of the issuance of the aforesaid written notice by the non-breaching Party, the non-breaching Party may terminate this Agreement immediately.

9.1.3
Upon termination of this Agreement, the Sellers shall immediately refund the Purchaser in full for any part of the Share Transfer Price that has been paid by the Purchaser.  If such refund is not made within ten (10) calendar days of termination, the Purchaser shall receive interest from the Sellers on the amount to be refunded based on the announced rate of short-term deposit in the same period set by the People’s Bank of China from the eleventh (11th) calendar day of termination.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

9.2	All liabilities for breach of contract hereunder shall not be released upon the termination of this Agreement.

Article 10 The Allocation of Taxes and Other Expenses

10.1	Taxes. All the taxes and fees arising from the execution and performance of this Agreement shall be borne by each Party respectively in line with the relevant laws and regulations.

10.2
Other Expenses.  All costs and expenses incurred in connection with the transactions contemplated hereunder, except for the taxes prescribed in Article 10.1, and any legal, accounting, financial, consulting, advisory fees and other expenses shall be undertaken by the Parties incurring such expenses, respectively.

Article 11 Confidentiality

11.1
Any Party has or may disclose to the other Party confidential and proprietary materials regarding their own business and financial status and other confidential matters.  Except for otherwise provided in relevant confidentiality agreement, each Party receiving such materials (including written materials and non-written materials, hereinafter referred to as “Confidential Materials”) shall:

(1)	keep confidentiality of the aforesaid Confidential Materials; and

(2)
refrain from disclosing the aforesaid Confidential Materials to any person or entity except for its own employees necessary to know the aforesaid Confidential Materials to perform their own duties, refrain form making any oral or written declaration as to the aforesaid Confidential Materials.

11.2	The provisions of Article 11.1 shall not apply to the following confidentiality materials:

(1)	materials acknowledged by the receiving party prior to the disclosure to the receiving party by the disclosing party, which can be proved by written record;

(2)	materials which are available to the public without the breach of this Agreement by the receiving Party;

(3)	materials obtained from any third party without any confidentiality obligation for the Confidential Materials;

(4)	materials contained in the documents published during process of completing relevant procedures regarding the Share Transfer.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

11.3	Each Party shall ensure that its directors, senior managers and employees in relation to this Share Transfer shall comply with the same confidentiality obligation set forth in this Article 11.1.

11.4
The provisions in Article 11.1 shall not apply to the disclosure of the Confidential Materials to the Affiliates, creditor, investor, intermediaries and the employees and consultant of both Parties for the purpose of the Share Transfer, provided that in such event, such disclosure shall be restricted to the persons or entities necessary to know such materials to perform their own duties.

11.5
The provisions in Article 11.1 shall not apply to the disclosure by either Party of the materials to any PRC or foreign governmental authorities or relevant organs or the public as provided by the relevant laws and regulations, or required by the listing rules both home and abroad or the securities exchanges or securities supervisory commissions both home and abroad.

11.6	The provisions in Article 11.1 shall not prevent a Party hereto from any publication or disclosure permitted by applicable laws and regulations in accordance with its own bona fide judgment.

Article 12 Non-competition

12.1
From and after the Effective Date, the Sellers and their Affiliates shall not directly or indirectly engage in any activities that constitute or may constitute competition with the Purchaser (including, for purposes of this Article 12, the Purchaser’s Affiliate Yantai Bohai Pharmaceuticals Group Co., Ltd.) or the Company, or deprive of, impair or infringe or may deprives of, impair or infringe the business interest or business opportunity of the Purchaser or the Company, and shall not, directly or indirectly in any capacity or in any way procure, solicit or cause the employees, service providers, clients, counsels or agents establishing or to establish relations of employment, service, counseling, agent to cease or terminate any aforesaid relations with the Purchaser or the Company, or cause any aforesaid persons to waive or refuse to establish any aforesaid relations with the Purchaser or the Company, or conduct any activities purporting to achieve the aforesaid consequences.  In event that any employees of the Company initiatively contact the Sellers or its Affiliates asking for being employed or providing services to the Sellers or its Affiliates without being solicited by the Sellers or its Affiliates, the Sellers or its Affiliates shall disclose to the Purchaser this event before the signing of any labor contracts, service contracts with such employees.

12.2
The Sellers agree and confirm that they shall indemnify, hold harmless and compensate the Purchaser and/or the Company against all Losses arising from any breach by the Sellers or their Affiliates of the aforesaid non-competition obligations, including but not limited to reasonable attorney’s fees.  Any competing activities conducted by the Sellers’ Affiliates shall be deemed as the Sellers’ breaching of this article, and the Sellers shall be jointly liable for such breach.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

Article 13 Force Majeure Event

13.1
In the event of earthquake, typhoon, floods, fires, epidemics, wars, disturbance, hostile act, social unrest, strike and other event that is unforeseeable and its occurrence and consequence is unpreventable or unavoidable when executing this Agreement (“Force Majeure Event”), as a result of which any Party is completely or partially unable to perform any term under this Agreement, the implicated Party shall be released from performing its responsibility or obligation hereunder, provided that the implicated Party shall immediately give written notice to the other Parties by facsimile, email transmission or by courier, and give the documents certifying the details of the Force Majeure Event and explaining the reasons for the aforesaid non-performance or delayed performance within 15 days as of the issuance of such notice.

13.2
The Party asserting the Force Majeure Event shall not be released from the liability of non-performance, provided that such Party fails to give notice and provide competent evidence as prescribed above.  The asserting Party shall make reasonable effort to mitigate the negative impact caused by the Force Majeure Event and continue all the relevant performance as soon as possible upon the termination of the Force Majeure Event.  In the event that the influenced Party fails to continue all the relevant performance upon the disappearance of the reason of non-performance because of the Force Majeure Even, such Party shall be liable to the other Parties for all the Losses incurred by the other Parties due to such non-performance.

13.3	The Parties shall negotiate to seek reasonable solution upon the occurrence of any Force Majeure Event and make all the reasonable efforts to mitigate the negative impact of such Force Majeure Event.

Article 14 Miscellaneous

14.1	Effective Date. This Agreement shall become effective on July 1, 2011, and constitute legal, valid and binding rights and obligations of the Parties.

14.2
Taxes and Fees.  Unless otherwise provided by this Agreement, all the legal taxes and fees arising from the execution and performance of this Agreement shall be borne respectively by the Parties as provided by the relevant laws and regulations.  In the event that the relevant laws and regulations fail to stipulate on the bearing party, the Sellers and the Purchaser shall bear fifty percent (50％) of such fees respectively, and none of the Parties shall be required to withhold and remit the aforesaid amount for the other Parties.  Notwithstanding the aforesaid provisions, the fees arising from the approval and registration of the Share Transfer shall be borne by the Company.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

14.3
Applicable Laws.  This Agreement shall be governed by the laws of the PRC, and the laws of the PRC shall be applicable to its execution, validity, interpretation, performance and the resolution of any dispute arising herefrom.

14.4	Dispute Resolution

14.4.1
Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof , shall first be subject to resolution through consultation of the Parties to such dispute, controversy or claim.  Such consultation shall begin after one Party hereto has delivered to the other Parties involved a written request for such consultation.  If within 30 days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

14.4.2
Any dispute or claim arising from this Agreement shall be submitted to China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in accordance with then-effective arbitration rules of CIETAC in Beijing.  The arbitration procedure shall be conducted in Chinese.

14.4.3	The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

14.5
Entire Agreement. This Agreement constitutes the entire agreement of the Parties on the subject matter hereof, and shall supersede all contracts, agreements, representations and provisions reached in oral or written, expressly or impliedly among the Parties with respect to this Contract.

14.6
Waiver.  Any Party’s failure or delay to enforce any rights or remedies according to the provision, the amendment or supplement of this Agreement shall not in any way be construed as a waiver of any such provision, the amendment or supplement of this Agreement or prevent that party thereafter from further enforcing such rights or remedies.

14.7
Transfer of Rights and Obligations.  Unless otherwise provided by this Agreement, without prior written consent by the other Parties, none of the Parties shall transfer all or part of their rights or obligations of or under this Agreement.

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

14.8
Severability.  In the event that any provisions hereof is determined as illegal, invalid or unenforceable, the Parties consent that such provision shall be performed to the greatest extent to realize the intension of both Parties, without prejudicing the legality, validities or enforceability of the other provisions of this Contract.  The Parties will amend this Agreement trough bona fide negotiation to replace the unenforceable provisions with enforceable provisions that are most closed to the original unenforceable provisions, provided that such amendment is necessary to enforce the intentions of the Parties.

14.9
Notice.  All and any notices, requests, demands, approvals and other communications shall be made in writing and be properly delivered in one or more of the following ways: (i) by courier, with the date of receipt deemed as date of service; (ii) by facsimile, with the date of successful facsimile deemed as date of service (shall be proved by the automatic generated confirmation) and (iii) by express mail, with the fourth working day from the delivery of the express mail deemed as date of service.  All such notices, requests, demands, approvals and other communications shall be delivered to the following address:

Party A：	Jiangbo CHI

Address:	#16, No. 26 Nei Nangou Street, Zhifu District, Yantai, Shandong Province

Telephone：	13361333399

Party B：	Shulian WANG

Address:	#301, Unit 4, Building 1, No. 103, Chushan Road, Zhaoyuan, Shandong Province

Telephone：	13791289008

Party C：	Bohai YU

Address:	No. 54, Anxiangyujia Village, Liujiagou Town, Penglai, Shandong Province

Telephone：	13805455817

The Purchaser：	Yantai Nuiri Pharmaceutical Co., Ltd.

Address:	No. 6 South Guangchang Road, Laishan District, Yantai

Telephone：	0535-6763559

Facsimile：	0535-6763559

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

Company：	Yantai Tianzheng Pharmaceutical Co., Ltd.

Address:	No. 9 Tianzheng Road, Laishan District, Yantai

Telephone：	0535-6763552

Facsimile：	0535-6763557

14.10
Amendments and Supplements to the Agreement.  All Parties shall make amendments and supplements to this Agreement by written agreement.  The amendments and supplements to this Agreements executed by all Parties shall constitute part of this Agreement with equal legal validity.

14.11	The Schedule of this Agreement shall have equal legal validity as this Agreement. The Schedules include:

Schedule 1: List of Tangible Movable Assets
Schedule 2: List of Real Estate
Schedule 3: List of Intangible Assets
Schedule 4: Product List
Schedule 5: Employee List
Schedule 6: Financial Report
Schedule 7: Compliance Certificate
Schedule 8: Deposit List
Schedule 9: Sales Agent List

14.12	This Agreement is executed in Chinese in eight (8) copies, each Party having one copy and the others for registration by the authorities; each copy is of equal legal validity.

[The remainder of this page is intentionally left blank]

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

(This page is the signature page of Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd.)

IN WITNESS WHEREOF, the parties hereto have executed this Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. as of August 8, 2011.

The Seller:

Jiangbo CHI

Signature:

The Purchaser:

Yantai Nirui Pharmaceutical Co., Ltd. (Seal)

Signature by Authorized Representative:
Name:

Signature Page

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

(This page is the signature page of Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd.)

IN WITNESS WHEREOF, the parties hereto have executed this Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. as of August 8, 2011.

The Seller:

Shulian WANG

Signature:

The Purchaser:

Yantai Nirui Pharmaceutical Co., Ltd. (Seal)

Signature by Authorized Representative:
Name:

Signature Page

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

(This page is the signature page of Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd.)

IN WITNESS WHEREOF, the parties hereto have executed this Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. as of August 8, 2011.

The Seller:

Bohai YU

Signature:

The Purchaser:

Yantai Nirui Pharmaceutical Co., Ltd. (Seal)

Signature by Authorized Representative:
Name:

Signature Page

Yantai Tianzheng Pharmaceutical Co., Ltd.
Share Transfer Agreement

(This page is the signature page of Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd.)

IN WITNESS WHEREOF, the parties hereto have executed this Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. as of August 8, 2011.

The Company:

Yantai Tianzheng Pharmaceutical Co., Ltd. (Seal)

Signature by Authorized Representative:
Name:

Signature Page

Schedule 1: List of Tangible Movable Assets

Schedule

1

Schedule 2: List of Real Estate

Schedule

2

Schedule 3: List of Intangible Assets

Schedule

3

Schedule 4: Product List

Schedule

4

Schedule 5: Employee List

Schedule

5

Schedule 6: Financial Report

Schedule

6

Schedule 7 (A): Compliance Certificate
     , 20__

The terms used in this certificate shall have the same meaning with those in the Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. executed on _____ (date).

All the undersigned are the Sellers as defined in the Agreement:

(1)  The conditions provided in Article 7.1 of the Agreement have been satisfied upon the issuance of this certificate (except for the conditions written waived by the Purchasers);

(2) The representations and warranties made by the Sellers in the Agreement are true and accurate upon the execution of this certificate.

Therefore, the undersigned hereby sign this Compliance Certificate as of the date first written above.

Jiangbo CHI	Shulian WANG

Signature:	Signature:

Bohai YU

Signature:

Schedule

7

Schedule 7 (B): Compliance Certificate
     , 20__

The terms used in this certificate shall have the same meaning with those in the Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. executed on _____ (date).

All the undersigned are the Sellers as defined in the Agreement:

(1)  The conditions provided in Article 7.1 of the Agreement have been satisfied upon the issuance of this certificate (except for the conditions written waived by the Purchasers);

(2) The representations and warranties made by the Sellers in the Agreement are true and accurate upon the execution of this certificate.

Therefore, the undersigned hereby sign this Compliance Certificate as of the date first written above.

Jiangbo CHI	Shulian WANG

Signature:	Signature:

Bohai YU

Signature:

Schedule

8

Schedule 7 (C): Compliance Certificate
     , 20__

The terms used in this certificate shall have the same meaning with those in the Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. executed on _____ (date).

All the undersigned are the Sellers as defined in the Agreement:

(1)  The conditions provided in Article 7.3 of the Agreement have been satisfied upon the issuance of this certificate (except for the conditions written waived by the Purchasers);

(2) The representations and warranties made by the Sellers in the Agreement are true and accurate upon the execution of this certificate.

Therefore, the undersigned hereby sign this Compliance Certificate as of the date first written above.

Jiangbo CHI	Shulian WANG

Signature:	Signature:

Bohai YU

Signature:

Schedule

9

Schedule 7 (D): Compliance Certificate
     , 20__

The terms used in this certificate shall have the same meaning with those in the Share Transfer Agreement among Jiangbo CHI, Shulian WANG, Bohai YU, Yantai Nirui Pharmaceutical Co., Ltd. and Yantai Tianzheng Pharmaceutical Co., Ltd. executed on _____ (date).

All the undersigned are the Sellers as defined in the Agreement:

(1)  The conditions provided in Article 7.4 of the Agreement have been satisfied upon the issuance of this certificate (except for the conditions written waived by the Purchasers);

(2) The representations and warranties made by the Sellers in the Agreement are true and accurate upon the execution of this certificate.

Therefore, the undersigned hereby sign this Compliance Certificate as of the date first written above.

Jiangbo CHI	Shulian WANG

Signature:	Signature:

Bohai YU

Signature:

Schedule

10

Schedule 8: Deposit List

Schedule

11

Schedule 9: Sales Agent List

Schedule

12